UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2008

Interpharm Holdings, Inc.

(Exact name of Registrant as specified in charter)

Delaware	0-22710	13-3673965
(State or other jurisdic-	(Commission	(IRS Employer
tion of incorporation)	File Number)	Identification No.)

75 Adams Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 952 0214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule

On April 10, 2008, Interpharm Holdings, Inc. (the “Company”) received notice from the American Stock Exchange (“AMEX”) that the Company is not in compliance with the following continuing listing standards contained in the AMEX Company Guide:

1.	Section 1003(a)(i) because of stockholders equity less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years;
2.	Section 1003(a)(ii) because of stockholders equity of less than $4,000,000 and losses from continuing operations and net losses in three out of its four most recent fiscal years; and
3.	Section 1003(a)(iv) because of sustained losses.

In response to the AMEX letter, the Company plans to submit a plan of operations demonstrating how it will regain compliance with AMEX continuing listing standards.

Item 5.02	Departure of Directors or principal Officers; Election of Directors, Appointment of Principal Officers

On April 10, 2008, the Company’s Board of Directors accepted the resignation of the Company’s Chief Executive Officer, Cameron Reid. Mr. Reid is continuing in his service to the Company as a consultant assisting in the management of the Company’s business.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release, dated April 16, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPHARM HOLDINGS, INC.

April 16, 2008	By:	/s/ Peter Giallorenzo.
Peter Giallorenzo
Chief Financial Officer and
Chief Operating Officer